Exhibit 107

Calculation of Filing Fee Tables

S-3

(Form Type)

Invitae Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (2)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to be Paid	Debt	Debt Securities

	Debt Convertible into Equity	Debt Securities

	Non- Convertible Debt	Debt Securities

	Equity	Common Stock, $0.0001 par value per share

	Equity	Preferred Stock, $0.0001 par value per share

	Other	Depository Shares

	Other	Purchase Contracts

	Other	Purchase Units

	Other	Warrants

	Unallocated (Universal) Shelf	(1)	457(o)	$500,000,000	N/A	$500,000,000	0.0001102	$55,100.00

Fees Previously Paid	Equity	Common Stock, $0.0001 par value per share	457(o)	$389,987,701	N/A	$389,987,701	0.0001091	$42,547.66(3)

Carry Forward Securities

Carry Forward Securities	Equity	Common Stock, $0.0001 par value per share	457(b)	$389,987,701		$389,987,701			424(b)(5)	333-263205	March 2, 2022	42,547.66

	Total Offering Amounts					$500,000,000		$55,100.00

	Total Fees Previously Paid							$42,547.66(3)

	Total Fee Offsets							—

	Net Fee Due							$12,552.34(3)

(1)

This Registration Statement registers such indeterminate number or amount of debt securities, common stock, preferred stock, depositary shares, purchase contracts, purchase units and warrants, as may from time to time be issued at indeterminate prices, with an aggregate initial offering price not to exceed $500,000,000. Subject to the preceding sentence, this Registration Statement also registers an indeterminate principal amount or number of shares of debt securities, preferred stock or common stock that may be issued upon conversion of, or in exchange for, debt securities or preferred stock registered hereunder or upon exercise of warrants registered hereunder, as the case may be, and an indeterminate number of depositary shares to be evidenced by depositary receipts issued pursuant to a deposit agreement. If the Registrant elects to offer to the public fractional or aggregated share interests in shares of preferred stock registered hereunder, depositary receipts will be distributed to those persons purchasing such fractional interests, and the shares of preferred stock will be issued to the depositary under the deposit agreement.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933. In no event will the aggregate offering price of all securities sold by the Registrant from time to time pursuant to this Registration Statement exceed $500,000,000.

(3)

Securities being offered under this Registration Statement include unsold securities previously registered on the prospectus supplement filed pursuant to Rule 424(b)(5) on May 4, 2021 and the accompanying prospectus dated March 4, 2019 pursuant to a registration statement on Form S-3 (File No. 333-230053) filed with the Securities and Exchange Commission (the “SEC”) on March 4, 2019, and the prospectus supplement filed pursuant to Rule 424(b)(5) on March 3, 2022 and the accompanying prospectus dated March 3, 2022 pursuant to a registration statement on Form S-3 (File No. 333-263205) filed with the SEC on March 3, 2022 (together, the “Prior Prospectus Supplements”). As of the date hereof, the Registrant has sold an aggregate of $10,012,299 of the original $400,000,000 registered for sale pursuant to the Prior Prospectus Supplements. The Registrant is registering the offer and sale of the remaining $389,987,701 that has not been sold pursuant to the Prior Prospectus Supplements (the “Unsold Securities”). In connection with the registration of such Unsold Securities, the Registrant previously paid a registration fee of $42,547.66, which will continue to be applied to such Unsold Securities under this Registration Statement.